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                                                                       EXHIBIT 4
                                                               EXECUTION VERSION

              FIRST AMENDMENT TO ASSIGNMENT AND SECURITY AGREEMENT

         FIRST AMENDMENT, dated as of October 10, 2003 (this "AMENDMENT"), to the ASSIGNMENT AND SECURITY AGREEMENT (the "SECURITY AGREEMENT"), dated as of November 1, 1994, between INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (together with its permitted successors and assigns, hereinafter referred to as the "PARTNERSHIP"), DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor collateral agent to Bankers Trust Company), not individually, but solely in its capacity as Collateral Agent pursuant to the Intercreditor Agreement, and THE BANK OF NEW YORK (as successor disbursement agent to NationsBank of Florida, N.A.), not in its individual capacity but solely as Disbursement Agent pursuant to the Disbursement Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

                                   WITNESSETH

         WHEREAS, the Partnership entered into (a) that certain Debt Service Reserve Letter of Credit and Reimbursement Agreement among the Partnership, the banks named therein, and Banque Nationale de Paris, as agent, dated as of November 1, 1994, (b) that certain Letter of Credit and Reimbursement Agreement among the Partnership, the banks named therein, and Credit Suisse, as agent, dated as of November 1, 1994, and (c) that certain Revolving Credit Agreement among the Partnership, the banks named therein, and Credit Suisse, as agent, dated as of November 1, 1994 (all of the aforementioned credit facilities collectively, the "ORIGINAL CREDIT FACILITIES");

         WHEREAS, in connection with the Partnership's entry into the Original Credit Facilities, its issuance of the First Mortgage Bonds, and its borrowing of the proceeds of the Tax Exempt Bonds under the Authority Loan Agreement, the Partnership entered into the Security Agreement to set forth certain rights and obligations of the Senior Parties with respect to the Collateral;

         WHEREAS, the Partnership desires (a) to replace the Original Credit Facilities with credit facilities on substantially the same terms as those of the Original Credit Facilities (such replacement facilities, the "NEW CREDIT FACILITIES") and to make certain conforming changes to the Security Agreement and (b) to clarify in the Security Agreement the Partnership's right to replace the New Credit Facilities from time to time; and

         WHEREAS, the Required Senior Creditors have agreed to amend the Security Agreement pursuant to the Intercreditor Agreement and subject to the terms and conditions set forth herein to reflect the particulars of the New Credit Facilities, to clarify in the Security Agreement the Partnership's right to replace the New Credit Facilities from time to time, and as otherwise provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

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SECTION 1. AMENDMENTS TO THE SECURITY AGREEMENT

                  1.1      AMENDMENTS TO THE FIRST PARAGRAPH.

         The first paragraph of the Security Agreement, appearing immediately before the recitals of the Security Agreement, is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

         This ASSIGNMENT AND SECURITY AGREEMENT (this "Security Agreement"), dated as of November 1, 1994, between INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (together with its permitted successors and assigns, hereinafter referred to as "Debtor"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor collateral agent to Bankers Trust Company), not individually, but solely in its capacity as Collateral Agent pursuant to the Intercreditor Agreement (together with its permitted successors and assigns, hereinafter referred to as "Collateral Agent" or "Secured Party") and THE BANK OF NEW YORK (as successor disbursement agent to NationsBank of Florida, N.A.), not in its individual capacity but solely as Disbursement Agent pursuant to the Disbursement Agreement (together with its permitted successors and assigns, hereinafter referred to as "Disbursement Agent" and, as, when, and to the extent set forth herein, also a "Secured Party" with respect to the Accounts).

                  1.2      AMENDMENTS TO EXHIBIT A: DEFINITIONS.

         Exhibit A of the Security Agreement is hereby amended as follows:

         1. The following definition of "Debt Service Reserve Letter of Credit" is inserted in appropriate alphabetical order:

         ""Debt Service Reserve Letter of Credit" means one or more irrevocable, direct pay letters of credit issued by any financial institution with a rating of "A" or higher by S&P and "A2" or higher by Moody's in favor of the Disbursement Agent, secured by the Collateral ratably with the other senior secured indebtedness of the Partnership."

         2. The following definition of "Debt Service Reserve Letter of Credit Provider " is inserted in appropriate alphabetical order:

         ""Debt Service Reserve Letter of Credit Provider" means the banks and financial institutions providing or otherwise participating in any Debt Service Reserve Letter of Credit under or pursuant to any Debt Service LOC Reimbursement Agreement."

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         3. The definition of "Debt Service Reserve LOC Reimbursement Agreement"
or "DSR Reimbursement Agreement" is hereby deleted in its entirety and the following is inserted in lieu thereof:

         ""Debt Service Reserve LOC Reimbursement Agreement" or "DSR Reimbursement Agreement" means the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of October ___, 2003, among the Partnership, the Initial Bank and the Banks (each as defined therein) party thereto from time to time, and Credit Lyonnais New York Branch, as agent, and any replacement agreement under or pursuant to which any Debt Service Reserve Letter of Credit is provided, in each case as any such agreement may be amended, modified, or supplemented from time to time."

         4. The definition of "Disbursement Agreement" is hereby amended by inserting after the words "Disbursement Agent" and before the "." at the end thereof the following: ", as the same may be amended, modified, or supplemented from time to time".

         5. The definition of "Letters of Credit" is hereby deleted in its entirety and the following is inserted in lieu thereof:

         ""Letters of Credit" shall have the meaning ascribed thereto in the Indenture."

         6. The following definition of "LOC Provider" is inserted in appropriate alphabetical order:

         ""LOC Provider" means the banks and financial institutions providing or otherwise participating in any of the Letters of Credit under or pursuant to any Reimbursement Agreement."

         7. The following definition of "Moody's" is inserted in appropriate alphabetical order:

         ""Moody's" shall have the meaning ascribed thereto in the Indenture."

         8. The definition of "Reimbursement Agreement" is hereby deleted in its entirety and the following is inserted in lieu thereof:

         ""Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement, dated as of October ___, 2003, among the Partnership, the Initial Bank and the Banks (each as defined therein) party thereto from time to time, and Credit Lyonnais New York Branch, as agent, and any replacement agreement under or pursuant to which any of the Letters of Credit is provided, in each case as any such agreement may be amended, modified, or supplemented from time to time."

         9. The following definition of "S&P" is inserted in appropriate alphabetical order:

         ""S&P" shall have the meaning ascribed thereto in the Indenture."

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         10. The following definition of "Working Capital Facility" is inserted in appropriate alphabetical order:

         ""Working Capital Facility" means the Revolving Credit Agreement, dated as of October ___, 2003, among the Partnership, the Banks (as defined therein) party thereto from time to time, and Credit Lyonnais New York Branch, as agent, and any replacement agreement under or pursuant to which funds for the working capital needs of the Project are provided, in each case as any such agreement may be amended, modified, or supplemented from time to time."

         11. The following definition of "Working Capital Provider" is inserted in appropriate alphabetical order:

         ""Working Capital Provider" means any Person providing funds for the working capital needs of the Partnership pursuant to a Working Capital Facility."

SECTION 2. MISCELLANEOUS

                  2.1      SEVERABILITY.

         Any term or provision of this Amendment that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without invalidating the remaining terms and provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not invalidate or render prohibited or unenforceable such term or provision in any other jurisdiction.

                  2.2      SEPARATE COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument. Delivery by facsimile of a signed copy of this Amendment shall have the same effect as delivery of a manually executed counterpart.

                  2.3      BENEFIT OF AGREEMENT.

         All covenants, agreements, conditions, obligations, liabilities, terms and provisions contained herein shall be binding upon, and inure to the benefit of, the parties and their respective successors, assigns and replacements. Nothing in this Amendment, whether express or implied, shall be construed to give any Person other than the parties hereto any legal, equitable or other right, privilege, remedy, claim or demand to, under or in respect of this Amendment.

                  2.4      HEADINGS.

         The article and section headings herein are for convenience only and shall not affect the construction hereof.

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                  2.5      GOVERNING LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

                  2.6      EFFECT OF THIS AMENDMENT.

         On and after the effective date of this Amendment, each reference in the Security Agreement to "this Security Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Security Agreement, and each reference in the other Financing Documents to the "Security Agreement", "thereunder", "thereof" or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment. Except as specifically amended above, the Security Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                            [signature page follows]

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                                                                       EXHIBIT 4
                                                               EXECUTION VERSION

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                    INDIANTOWN COGENERATION, L.P.

                                    By: /s/ F. JOSEPH FEYDER
                                        ----------------------------------------
                                        Name: F. Joseph Feyder
                                        Title: Vice President

                                    DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS, not in its individual capacity but acting solely in its capacity as Collateral Agent under the Intercreditor Agreement

                                    By: /s/ RICHARD L. BUCKWALTER
                                        ----------------------------------------
                                        Name: Richard L. Buckwalter
                                        Title: Vice President

                                    THE BANK OF NEW YORK, not in its individual capacity but acting solely in its capacity as Disbursement Agent under the Disbursement Agreement

                                    By: /s/ SHERYL LEAR
                                        ----------------------------------------
                                        Name: Sheryl Lear
                                        Title: Agent

             [First Amendment to Assignment and Security Agreement]